                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report dated February 24, 2004 on the Statement of Revenue and Certain Expenses of Windsor Park Shopping Center for the year ended December 31, 2002 included in the Current Report on Form 8-K/A dated March 1, 2004 of Hartman Commercial Properties REIT filed with the Securities and Exchange Commission.


/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
March 1, 2004